EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-49196 on Form S-8 of American River Bankshares of our report, dated March 4, 2010, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of American River Bankshares for the year ended December 31, 2009.

/s/ Perry-Smith LLP

Sacramento, California
March 4, 2010

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